Exhibit 99.2

Fellazo Inc. Announces Closing of $50 million Initial Public Offering

NEW YORK, July 29, 2019 (GLOBE NEWSWIRE) -- Fellazo Inc. (NASDAQ: FLLCU, the “Company”), a company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, announced today the closing of its previously announced initial public offering of 5,000,000 units at a price of $10.00 per unit.

The Company’s units commenced trading on Thursday, July 25, 2019 on The NASDAQ Capital Market (“NASDAQ”) under the symbol “FLLCU.” Each unit consists of one ordinary share, one warrant to purchase one-half of one ordinary share at a price of $11.50 per whole share, and one right to receive one-tenth of one ordinary share upon the consummation of the Company’s initial business combination. Once the securities comprising the units begin separate trading, the ordinary shares, rights and warrants are expected to be listed on NASDAQ under the symbols “FLLC,” “FLLCR,” and “FLLCW,” respectively.

Maxim Group LLC acted as sole book running manager in the offering. The Company granted the underwriters a 45-day option to purchase up to an additional 750,000 units at the initial public offering price to cover over-allotments.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of units, $50,000,000 (or $10.00 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of July 29, 2019 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

Ellenoff Grossman & Schole LLP acted as counsel to the Company and Loeb & Loeb LLP acted as counsel to the underwriters.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on July 24, 2019. The offering is being made only by means of a prospectus, copies of which may be obtained by contacting Maxim Group LLC, 405 Lexington Avenue, New York, New York 10174. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Fellazo Inc.

Fellazo Inc. is a newly incorporated blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Although we are not limited to a particular industry or geographic region for purposes of consummating an initial business combination, we intend to focus on businesses in the health food and supplement sector that have their primary operations in Asia.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company’s initial public offering, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

Nicholas Wong

Chief Executive Officer

Fellazo Inc.

nicholas.wong@fellazo-inc.com